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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-5529 of Ameritas Life Insurance Corp. Separate Account LLVA on Form N-4 of our reports dated February 5, 1999, on the financial statements of Ameritas Life Insurance Corp. and Ameritas Life Insurance Corp. Separate Account LLVA, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Lincoln, Nebraska
April 19, 1999